Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR REPORT INCORPORATED BY REFERENCE

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Evolution Petroleum Corporation of our reports dated September 11, 2015, relating to our audits of the consolidated financial statements and internal control over financial reporting, which appear in the Annual Report on Form 10-K of Evolution Petroleum Corporation for year ended June 30, 2015.

We also consent to the reference to our Firm under the caption "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Hein & Associates LLP

Hein & Associates LLP
Houston, Texas

May 12, 2016